Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of June 1995
Distribution Date of July 17, 1995

Original Pool Amount     $215,029,773.64

Beginning Pool Balance   $154,739,207.61
Beginning Pool Factor          0.7196176

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)$5,713,154.46
  Interest Collected       $1,187,422.26

Additional Deposits:
  Repurchase Amounts               $0.00
  Liquidation Proceeds/Recoveries$201,635.18
Total Additional Deposits    $201,635.18

Repos/Chargeoffs             $171,487.42
Aggregate Number of Notes Charged Off 19

Total Available Funds      $7,102,211.90

Ending Pool Balance      $148,854,565.73
Ending Pool Factor             0.6922510

Servicing Fee                $128,949.34

Repayment of Servicer Advances     $0.00

Reserve Account:
  Beginning Balance       $10,106,571.04
  Target Percentage                6.50%
  Target Balance           $9,675,546.77
  Minimum Balance          $4,300,595.47
  (Release)/Deposit        $(431,024.27)
  Ending Balance           $9,675,546.77

                                 Dollars  Notes
Delinquencies:
  Installments:
     1-30 days              1,066,872.48    804
    31-60 days                120,803.57    112
    60+ days                   17,409.65     17

    Total                   1,205,085.70    805

  Balances:
    60+ days                  529,229.89     17

Memo Item - Reserve Account

  Prior Month             $10,058,048.50
  + Invest. Income             48,522.54
  - Transfer to Collection Account                0.00
    Beginning Balance     $10,106,571.04

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of June 1995

                                TOTAL           NOTES          CERTIFICATES
Original
 Pool Amount Dist.:      $215,029,773.64   $207,503,000.00  $7,526,773.64
 Distribution Percentages                            96.50%          3.50%
 Coupon                                             6.400%         6.625%

Beginning Pool Balance   $154,739,207.61
Ending Pool Balance      $148,854,565.73

Collected Principal        $5,713,154.46
Collected Interest         $1,187,422.26
Charge-Offs                  $171,487.42
Servicing                    $128,949.34
Cash Transfer from Reserve Account $0.00

  Total Collections Available
    for Debt Service       $6,771,627.38

Beginning Balance        $154,335,482.71   $148,933,009.25  $5,402,473.46

Interest Due                 $824,135.54       $794,309.38     $29,826.16
Interest Paid                $824,135.54       $794,309.38     $29,826.16
Principal Due              $5,884,641.88     $5,678,679.41    $205,962.47
Principal Paid             $5,884,641.88     $5,678,679.41    $205,962.47

Ending Balance           $148,450,840.84   $143,254,329.84  $5,196,511.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.6903723312   0.6904035175

Total Distributions        $6,708,777.42     $6,472,988.79    $235,788.63

Interest Shortfall                 $0.00             $0.00          $0.00
Principal Shortfall                $0.00             $0.00          $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00

Excess Servicing              $62,849.96

Beginning Reserve Account Balance$10,106,571.04
(Release)/Draw              $(431,024.27)
Ending Reserve Account Balance$9,675,546.77

Memo Item - Advances:
 Servicer Advances - Current Month$329,337.73
 Total Outstanding Servicer Advances$1,930,715.92

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of June 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2             1
                           Feb 1995       Mar 1995       Apr 1995       May 1995      June 1995
Beg. Pool Balance      $176,963,307.51$171,407,615.31$165,999,038.63$160,122,398.57$154,739,207.61


A) Loss Trigger:
Principal of Contracts
  Charged off              $421,343.14     $47,892.56    $671,427.43    $171,522.06    $171,487.42
Recoveries                  $36,794.47    $125,718.00    $339,848.82    $572,354.58    $201,635.18

Total Charged off
  (Months 5,4,3)         $1,140,663.13
Total Recoveries
  (Months 3,2,1)          1,113,838.58
Net Loss/(Recoveries)
  for 3 Mos.                $26,824.55(a)

Total Balance
  (Months 5,4,3)       $514,369,961.45(b)

Loss Ratio [(a/b)(12)]       0.0626%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
   60+ days                                              $401,032.51    $364,820.05    $529,229.89
  As % of Beginning
    Pool Balance                                          0.24159%       0.22784%       0.34201%
  Three Month Average                                     0.33963%       0.29209%       0.27048%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer